Exhibit 10.1
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
Amendment No. 1 (“Amendment”) to the Employment Agreement between:
LORI LAWLEY, an individual; and
LUMOS PHARMA, INC., (formerly, “NewLink Genetics Corporation”) a Delaware corporation with an office at 4200 Marathon Suite 200 Austin, Texas 78756.
WHEREAS
1.The Parties entered into an Employment Agreement, dated September 30, 2019 (“Agreement”);
2.Section 13(b) of the Agreement provides that the Agreement may not be amended, modified, or expanded, except by a writing executed by each of the Parties; and
3.The Parties hereto desire to make certain changes to the Agreement, as set forth below.
Accordingly, the parties agree as follows:
1.Definitions. Terms defined in this Amendment have their assigned meanings. Capitalized terms used in this Amendment without definition have the meanings assigned to them in the Agreement.
2.Changes. As of the Amendment Date (defined below), the Agreement is amended as follows:
a.Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:
i.The Company will employ Executive and Executive shall serve the Company in the capacity of Chief Financial Officer (“CFO”).
b.Section 2 of the Agreement is hereby amended by omitting CFO from Executive’s organizational reporting relationship and replacing CFO with Chief Executive Officer (“CEO”).
c.Section 4 of the Agreement is amended by increasing the Base Salary to $ 363,000 per year. The term “Base Salary” in the Agreement shall mean $363,000 per year.
d.Section 5 of the Agreement is amended by increasing the Bonus Target to 40%. The term “Bonus Target” in the Agreement shall mean 40% of Executive’s Base Salary.

e.Section 7(c) of the Agreement is amended by increasing the amount of PTO to thirty (30) days. The term “PTO” in the Agreement shall mean thirty (30) days of paid time off.

3.Continuation of the Existing Agreement. This Amendment shall modify and amend the Agreement to the extent, and only to the extent, expressly set forth herein (it being the intent of the Parties that all of the terms and provisions of the Agreement that are not expressly amended or modified hereunder shall be unaltered and shall remain in full force and effect and that the execution, delivery and performance of this Amendment shall not operate as a waiver of or consent to any past, present or future breach of any provision of the Agreement). From and after the Amendment Date, all references in the Agreement to “this Agreement,” “herein,” “hereunder,” and words of like import shall mean and refer to the Agreement as amended hereby.

Exhibit 10.1
4.Consideration. In consideration for entering into this Amendment, Executive shall be granted 21,250 options to purchase Company common stock, and 3,750 Restricted Stock Units, subject to the vesting schedule and all other terms, conditions and limitations applicable to such options and Restricted Stock Units as set forth in the Company’s 2009 Equity Incentive Plan as it may be amended from time to time and in Stock Award Agreements (as defined in such equity plan) approved by the Board and entered into by Executive. Executive may receive additional equity grants from time to time, in the sole discretion of the Board or a designated committee thereof.

5.Amendment Date and Signatures. This Amendment shall become effective on June 30, 2021 (“Amendment Date”). If the parties execute this Amendment by exchange of electronically signed copies or scanned signed copies, the parties agree that upon being signed by both parties, this Amendment shall be considered executed and binding and that scanned and/or electronic signatures will constitute evidence of the existence of this Amendment.
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Exhibit 10.1

LUMOS PHARMA, INC.	EXECUTIVE
By: /s/Rick Hawkins	By: /s/Lori Lawley
Name: Rick Hawkins	Name: Lori Lawley
Title: Chief Executive Officer	Title: Chief Financial Officer
Date: 6/30/2021	Date: 6/30/2021